UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2013
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.07	Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 24, 2013.

Proposal 1.       The stockholders elected to the Company’s Board of Directors for a term of three years  David W. Benson, John P. Nelson, Richard O. Parker and Larry A. Raymon.  Directors whose term of office continued after the annual meeting consist of Robert L. Cramer, Steven D. Forth, Douglas C. Gustafson DVM, Betty A. Baudler Horras, Charles D. Jons, MD, James R. Larson II, Warren R. Madden and Thomas H. Pohlman.

Proposal 2.       The stockholders also ratified the appointment of CliftonLarsonAllen LLP to continue as the Company’s independent registered public accounting firm for 2013.

There were 9,310,913 shares of common stock entitled to vote at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1.       The voting results on the election of directors for a three year term were as follows:

		Votes	Broker
	In Favor	Withheld	Non-Votes

David W. Benson	5,453,313	84,677	1,506,960
John P. Nelson	5,464,914	73,076	1,506,960
Richard O. Parker	5,367,629	170,361	1,506,960
Larry A. Raymon	5,454,666	83,324	1,506,960

Proposal 2.      The voting results on the ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

7,019,067	8,526	17,357

            There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 26, 2013	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, Chief Executive Officer and President